UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sale of Equity Securities.

On January 10, 2013, Lexington Realty Trust (the “Trust”) issued 5,049,096 shares of beneficial interest, par value $0.0001 per share, classified as common stock (“Common Shares”) upon conversion of $35,000,000 original principal amount of the Trust's 6.00% Convertible Guaranteed Notes due 2030 (the “2010 Convertible Notes”) at the stated current conversion rate of 144.2599 Common Shares per $1,000 principal amount of the 2010 Convertible Notes. The conversion was pursuant to (1) a Conversion Agreement, dated as of January 9, 2013, and (2) an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. In connection with the conversion, the Trust made a cash payment to the converting holder in the amount of $2,275,000, plus accrued and unpaid interest with respect to the 2010 Convertible Notes being converted.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Trustees of the Trust, in accordance with the 2011 Equity-Based Award Plan (the “Plan”), approved long-term retention grants to certain named executive officers. The long-term retention grants consist of non-vested Common Shares as follows: 750,000 non-vested Common Shares were granted to T. Wilson Eglin, Chief Executive Officer and President of the Trust, 200,000 non-vested Common Shares were granted to Patrick Carroll, Chief Financial Officer, Executive Vice President and Treasurer of the Trust, and 100,000 non-vested Common Shares were granted to Joseph S. Bonventre, Executive Vice President, General Counsel and Assistant Secretary of the Trust. The non-vested Common Shares (1) have a grant date value equal to the closing price of a Common Share of the Trust on the New York Stock Exchange on January 10, 2013 and (2) vest as follows: (x) ten percent (10%) of the Common Shares initially granted shall vest on each of January 15, 2018, January 15, 2019, January 15, 2020, January 15, 2021 and January 15, 2022 for a total of fifty percent (50%); and (y) ten percent (10%) of the Common Shares initially granted shall vest on each of January 15, 2018, January 15, 2019, January 15, 2020, January 15, 2021 and January 15, 2022 for a total of fifty percent (50%); provided, that the vesting for the Common Shares under this sub-clause (y) shall accelerate in full in the event the twenty consecutive trading day average closing price of a Common Share on the primary exchange that the Common Shares are then trading first exceeds $15.00 after the grant date if such shares have not already vested, but no earlier than January 15, 2018.

The long-term retention grant is governed by a Long-Term Retention Nonvested Share Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. This Current Report describes certain terms of these Long-Term Retention Nonvested Share Agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreement.

Also on January 10, 2013, the Compensation Committee, in accordance with the Plan, approved a one-time award of 7,500 Common Shares to each non-employee trustee of the Trust.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Form of Long-Term Retention Nonvested Share Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 11, 2013	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

10.1    Form of Long-Term Retention Nonvested Share Agreement